EXHIBIT 23.4

EVERLEX LAW OFFICES

6TH FLOOR, 4 JEN AI ROAD, SECTION 4
TAIPEI. TAIWAN, R.O.C.

O2 Micro International Limited
Grand Pavilion Commercial Centre West Bay Road	Tel: (02) 2325 0055
Fax: (02 2325-0088
P.O. Box 32331 SMB, George Town
Grand Cayman, Cayman Islands	Your Ref:
Our Ref WL:sc
Date: 2002/90097/6
August 13, 2003

Dear Sirs:

We have examined the Registration Statement on Form S-8 to be filed by O2 Micro International Limited, a Cayman Islands corporation (the “Company”), with the Securities and Exchange Commission on or about August 13, 2003 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of an aggregate of 1,500,000 shares of the Company’s Ordinary Share, $0.001 par value (the “Shares”). The Shares are reserved for issuance pursuant to the Company’s 1999 Stock Incentive Plan.

We consent to all references to us in the Registration Statement and any amendments thereto.

Very truly yours, EVERLEX Law Offices

/s/ Keating Hsu
Keating Hsu

/s/ Jei-Ru Fang
Jei-Ru Fang For the Office